Exhibit 10.5

Walter Investment Management Corp.
Restricted Stock Unit Award Agreement
Under the 2011 Omnibus Incentive Plan (Amended and Restated June 9, 2016)

Walter Investment Management Corp.
Restricted Stock Unit Award Agreement
Under the 2011 Omnibus Incentive Plan (Amended and Restated June 9, 2016)

Pursuant to that certain employment agreement, dated as of August 8, 2016 (as it may be further amended and restated, the “Employment Agreement”), between you and Walter Investment Management Corp., a Maryland corporation (the “Company”), the Company agreed to grant you an award of restricted stock units (“RSUs”) with an economic value determined as of the Commencement Date (as defined in the Employment Agreement) equal to $600,000 (the “Award”) in connection with your assumption of responsibilities as Chief Executive Officer and President of the Company on the Commencement Date.
This Restricted Stock Unit Award Agreement (as it may be further amended and restated, this “Agreement”) under the Company’s 2011 Omnibus Incentive Plan (Amended and Restated June 9, 2016) (as it may be further amended and restated, the “Plan”), together with the Plan, contains the terms and conditions of the Award and is in full satisfaction of the Company’s obligation to grant the Award to you as set forth in the Employment Agreement.
Participant: Anthony Renzi_____________________________
Commencement Date: September 12, 2016________________
Number of RSUs Granted: 175,438
Vesting Dates: The first, second, and third anniversaries of the Commencement Date, subject to Section 1 below.
THIS AGREEMENT, effective as of the Commencement Date, represents the grant of RSUs by the Company to the Participant named above, pursuant to the provisions of the Plan and the terms of this Agreement.
The Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”) determined that it is in the best interests of the Company and its stockholders to grant the Award provided for in the Employment Agreement and this Agreement to the Participant, pursuant to the Plan and the terms of this Agreement.
The Plan provides a complete description of the terms and conditions governing this Award and the underlying RSUs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, other than with respect to the definitions of the terms “Cause” and “Disability” as set forth on Exhibit A hereto, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan or on Exhibit A hereto, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1.
Employment with the Company. Except as may otherwise be provided in Section 5 or Section 6 below, the RSUs granted hereunder will become vested in substantially equal installments subject to the condition that the Participant remains an employee of the Company from the Commencement Date through (and including) each applicable Vesting Date and will be settled in accordance with Section 2 below; provided, that if the number of RSUs is not evenly divisible by three, then no fractional units shall vest and the installments shall be as equal as possible with the smaller installment(s) vesting first. If the Participant remains employed by the Company through each applicable Vesting Date, payment of the relevant installment of the Award will occur irrespective of whether the Participant is employed by the Company on the payment date. Unless otherwise expressly provided for in the Employment Agreement, this grant of RSUs shall not confer any right to the Participant to be granted RSUs or other awards in the future under the Plan.

2.
Timing of Payout. Payout of any vested RSUs (and any accrued but unpaid dividend equivalents thereon) shall occur as soon as administratively feasible after (but in all events prior to March 15 of the calendar year immediately following the calendar year in which the applicable event occurs) the earliest to occur of (a) the applicable Vesting Date, (b) the date of the Participant’s termination of employment due to death or Disability, (c) the date of the Participant’s termination of employment (x) by the Company without Cause (other than due to death or Disability), (y) by the Company due to non-renewal of the term of employment under the Employment Agreement, or (z) by the Participant for Good Reason, or (d) a Change in Control; unless, in the case of (a), (b), (c) or (d) of this Section 2, the Participant irrevocably elects to voluntarily defer the payout of RSUs to a specific date or event as approved by the Committee and in compliance with Section 409A of the Code and the regulations promulgated thereunder.

3.	Form of Payout. Each vested RSU will be paid out solely in the form of one Share.

4.
Voting Rights and Dividends Equivalents. Until such time as the RSUs are paid out in Shares, the Participant shall not have voting rights with respect to the RSUs. However, the Company will pay dividend equivalents on the RSUs, in the same form (e.g., cash, stock, a combination of cash and stock, or such other dividend as shall be determined by the Company) paid on the Company’s outstanding Shares. All dividend equivalents will be accrued as of the time such dividend equivalents are paid on the Company’s outstanding Shares, however, such dividend equivalents will not be earned or payable to the Participant unless and until such time as the RSUs to which such dividend equivalents apply are settled as provided for in Section 2 above.

5.	Termination of Employment.

(a)
By Death or Disability. In the event the Participant’s employment with the Company terminates due to the Participant’s death or Disability, in each case, prior to the final Vesting Date, any unvested RSUs (and any dividend equivalents accrued thereon pursuant to this Agreement) shall become immediately fully vested and settled in accordance with Section 2 above.

(b)
By the Company Without Cause (other than due to death or Disability), due to Non-Renewal of the Term of Employment by the Company, or by the Participant for Good Reason. In the event the Participant’s employment with the Company is terminated (i) by the Company without Cause (other than due to death or Disability), (ii) by the Company due to non-renewal of the term of employment under the Employment Agreement, or (iii) by the Participant for Good Reason, in each case, prior to the final Vesting Date, any unvested RSUs (and any dividend equivalents accrued thereon pursuant to this Agreement) shall become immediately fully vested and settled in accordance with Section 2 above.

(c)
For Cause. In the event the Participant’s employment is terminated by the Company for Cause prior to the final Vesting Date (or the payout date relating to a Vesting Date), the Participant shall forfeit any outstanding RSUs and any accrued but unpaid dividend equivalents thereon.

(d)
For Other Reasons. If the Participant’s employment terminates for any reason prior to the final Vesting Date (other than as provided for above), the Participant shall forfeit any outstanding RSUs and any accrued but unpaid dividend equivalents thereon.

6.
Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control that occurs prior to the final Vesting Date (or the payout date relating to the final Vesting Date), and provided that prior to such Change in Control the Participant’s employment with the Company has not terminated, any unvested RSUs (and any dividend equivalents accrued thereon pursuant to this Agreement) shall become immediately fully vested and settled in accordance with Section 2 above.

7.
Restrictions on Transfer. Subject to Committee discretion, unless and until actual Shares are received upon payout, RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except as provided in the Plan.

8.
Recapitalization. In the event of any corporate event or transaction, including, but not limited to, a change in the Shares or the capitalization of the Company, in accordance with the terms of the Plan, the number and class of Shares subject to this Award shall be equitably adjusted by the Committee, as determined in its sole discretion, in order to prevent the dilution or enlargement of the Participant’s rights.

9.
Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

10.
Continuation of Employment. This Agreement shall not confer upon the Participant any right to continued employment with the Company or any of its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment with the Company at any time.

11.	Miscellaneous.

(a)
This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)
With the approval of the Board, the Committee may terminate, amend, or modify this Agreement; provided, however, that no such termination, amendment, or modification of this Agreement may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)
The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold and sell Shares having an aggregate Fair Market Value on the date the tax is to be determined equal to the amount required to be withheld.

(d)
The Company shall have the power and the right to deduct or withhold Shares from the Participant’s payout under this Agreement, or require the Participant to remit to the Company, an amount sufficient to satisfy the minimum statutory required withholding for federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any payout to the Participant under this Agreement.

(e)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising the Participant’s rights under this Agreement.

(f)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(g)
This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the RSUs granted hereunder. This Agreement and the Plan supersede any prior agreements, commitments or negotiations concerning the RSUs granted hereunder, including, without limitation, the Employment Agreement.

(h)
All obligations of the Company under the Plan and this Agreement with respect to the RSUs shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, acquisition, purchase of all or substantially all of the business and/or assets of the Company, or otherwise.

(i)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

(j)
The intent of the parties is that payments and benefits under this Agreement with respect to the Award be exempt from Section 409A of the Code, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in accordance therewith.

(k)
To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(l)
Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such addresses as one party may subsequently furnish to the other party in writing.

(m)	This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of September 13, 2016.
Walter Investment Management Corp.

By: /s/ Greg Williamson

/s/ Anthony Renzi
Participant
Participant’s name and address:
Anthony Renzi

EXHIBIT A
DEFINITIONS

A.    “Cause” shall mean:

(a)	“Cause” as defined in any employment or similar agreement between the Participant and the Company (or any Subsidiary) in effect at the time of the Participant’s termination of employment; or

(b)	In the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein) any one or more of the following:

(i)	Willful misconduct of the Participant;

(ii)	Willful failure to perform the Participant’s duties;

(iii)	The conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of nolo contendere to such crime by the Participant; or

(iv)	The commission of an act of theft, fraud, dishonesty or insubordination that is materially detrimental to the Company or any Subsidiary.

B.	“Change in Control” shall mean the occurrence of one or more of the following events:

(a)
The acquisition by any Person of Beneficial Ownership of more than 40% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a) the following acquisitions shall not constitute a Change in Control:

(i)	Any acquisition by the Company;

(ii)	Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company;

(iii)	Any acquisition by any entity controlled by the Company; or

(iv)	Any acquisition by any entity pursuant to a transaction that complies with subsections (c)(i), (ii) and (iii), below.

(b)
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this subsection (d) a Business Combination shall not constitute a Change in Control if following such Business Combination:

(i)
All or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the then-outstanding Shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)
No Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding Shares of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and

(iii)
At least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

C.	“Disability” shall mean:

(a)	“Disability” as defined in any employment or similar agreement between the Participant and the Company (or any Subsidiary) in effect at the time of the Participant’s termination of employment; or

(b)
In the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Disability” contained therein), permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request.

Notwithstanding the foregoing provisions of this paragraph, in the event any Award is considered to be “deferred compensation” as that term is defined under Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

D.
“Fair Market Value” or “FMV” shall mean, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

E.
“Good Reason” shall mean “Good Reason” as defined in any employment, consulting or similar agreement between the Participant and the Company (or any Subsidiary) in effect at the time of the Participant’s termination of employment.

F.	“Share” shall mean a share of common stock of the Company.